CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

0.000% Notes due 2021	€500,000,000	100.421%	€502,105,000	$72,799
0.875% Notes due 2039	€500,000,000	97.389%	€486,945,000	$70,601

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended, based upon the exchange rate of $1.1170/€1.00 as of November 1, 2019, as announced by Bloomberg as of 5:00 p.m. New York time.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-221172

Pricing Supplement No. 3 dated November 4, 2019
(To Prospectus dated October 27, 2017 and
Prospectus Supplement dated October 27, 2017)

€1,000,000,000

Medium-Term Notes, Series H
€500,000,000 0.000% Notes due 2021
€500,000,000 0.875% Notes due 2039

We are offering €500,000,000 aggregate principal amount of our 0.000% Medium-Term Notes, Series H due 2021 (the “2021 Notes”) and €500,000,000 aggregate principal amount of our 0.875% Medium-Term Notes, Series H due 2039 (the “2039 Notes” and, together with the 2021 Notes, the “Notes” and each a “tranche” of Notes). Interest on the Notes will be payable annually in arrears on November 12 of each year, commencing November 12, 2020. Unless earlier redeemed, the 2021 Notes will mature on November 12, 2021, and the 2039 Notes will mature on November 12, 2039. We may redeem the Notes in whole or in part at any time or from time to time, at our option, at the redemption prices described under the heading “Description of the Notes—Optional Redemption” in this pricing supplement. In addition, each tranche of Notes may be redeemed, at our option, in whole, but not in part, at any time prior to maturity at a price equal to 100% of the principal amount of such tranche of Notes, together with unpaid interest, if any, on the Notes being redeemed accrued to but excluding the redemption date, in the event of certain developments affecting U.S. taxation as described under “Description of the Notes—Redemption for Tax Reasons.”

The Notes will be our senior unsecured obligations and will rank equally in right of payments with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes of each tranche will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Currently there is no public market for the Notes. We intend to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Notes at any time.

Investing in the Notes involves risks. See “Risk Factors” beginning on page PS-5 of this pricing supplement and the risks discussed elsewhere or incorporated by reference in the accompanying prospectus supplement and prospectus.

	Price to Public(1)	Underwriters’ Discount	Proceeds, before Expenses, to Us
Per 2021 Note	100.421%	0.200%	100.221%
Total	€502,105,000	€1,000,000	€501,105,000
Per 2039 Note	97.389%	0.500%	96.889%
Total	€486,945,000	€2,500,000	€484,445,000

(1)	Plus accrued interest from November 12, 2019 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry form through Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) on or about November 12, 2019.

Joint Book-Running Managers

BNP PARIBAS	Goldman Sachs & Co. LLC	Morgan Stanley	Wells Fargo Securities

Co-Managers
ANZ Securities	Barclays	BBVA
BNY Mellon Capital Markets, LLC	BofA Securities	Citigroup
HSBC	ICBC Standard Bank	J.P. Morgan
Mizuho Securities	Santander	US Bancorp
The Williams Capital Group, L.P.

TABLE OF CONTENTS

Pricing Supplement

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any such free writing prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus, any such free writing prospectus or the documents incorporated therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

This document is in three parts. The first part is this pricing supplement, which describes the specific terms of the securities offered hereby. The second part is the prospectus supplement, which relates to our Medium-Term Notes, Series H and adds to and updates information contained in the accompanying prospectus. The third part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to all three parts of this document combined. To the extent there is a conflict between the information contained in this pricing supplement, on the one hand, and the information contained in the accompanying prospectus supplement and the accompanying prospectus, on the other hand, you should rely on the information in this pricing supplement.

The Notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the Notes in other jurisdictions may also be restricted by law. Persons who receive this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus should inform themselves about and observe any such restrictions. This pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Before purchasing any Notes, you should carefully read this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you, together with the additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

References in this pricing supplement to “$,” “dollars” or “U.S. dollars” are to the currency of the United States of America and to “€” or “euro” are to the currency introduced at the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Union, as amended from time to time.

Notice to Prospective Investors in the European Economic Area

This pricing supplement, the accompanying prospectus supplement and the accompanying prospectus are not prospectuses for purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This pricing supplement, the accompanying prospectus supplement and the accompanying prospectus are only addressed to and directed at persons and legal entities in member states of the European Economic Area who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

ii

Notice to Prospective Investors in the United Kingdom

Without limitation to the other restrictions referred to herein, this pricing supplement and any documents and/or materials relating to the Notes are directed only at and distributed only to persons located or resident outside the United Kingdom or, if located or resident in the United Kingdom, to (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order or (iii) any other persons to whom this pricing supplement and such other documents or materials may otherwise lawfully be communicated in accordance with the Order (all such persons referred to in (i)-(iii) above together being referred to as “Relevant Persons”). Any person in the United Kingdom who is not a Relevant Person must not act or rely on this pricing supplement or any of its contents. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this pricing supplement relates is, in the United Kingdom, available only to, and will be engaged in only with Relevant Persons.

The applicable provisions of the United Kingdom’s Financial Services and Markets Act 2000 (the “FSMA”) must be complied with in respect of anything done in relation to the Notes in, from or otherwise involving the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA), in connection with the issue or sale of the Notes, has only been and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

MiFID II Product Governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

IN CONNECTION WITH THE ISSUE OF THE NOTES, GOLDMAN SACHS & CO. LLC (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

iii

SUMMARY

The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and the documents we refer to, or incorporate by reference, herein and therein. When we refer to “Colgate,” “our company,” “we,” “our” and “us” in this pricing supplement under the heading “The Company” below, we mean Colgate-Palmolive Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this pricing supplement, we refer only to Colgate-Palmolive Company, the issuer of the Notes, unless the context indicates otherwise.

The Company

Colgate-Palmolive Company is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. Colgate was founded in 1806 and incorporated under the laws of the State of Delaware in 1923.

We operate in two product segments: (1) Oral, Personal and Home Care and (2) Pet Nutrition. Colgate is a leader in Oral Care with global leadership in the toothpaste and manual toothbrush categories throughout many parts of the world according to market share data. Our Oral Care products include Colgate Total, Colgate Maximum Cavity Protection, Colgate Triple Action, Darlie Double Action, Colgate Max Fresh, Colgate Optic White, Colgate Whitening and Colgate Max White toothpastes, Colgate 360°, Colgate Extra Clean and Colgate Slim Soft manual toothbrushes and Colgate Plax, meridol and Colgate Total mouthwashes. Our Oral Care business also includes pharmaceutical products for dentists and other oral health professionals.

We are a leader in many product categories of the Personal Care market with global leadership in liquid hand soap, which we sell under the Softsoap, Palmolive and Protex brands. Our Personal Care products also include Palmolive, Protex and Irish Spring bar soaps, Palmolive, Sanex and Softsoap brand shower gels, Speed Stick, Lady Speed Stick, Sanex deodorants and antiperspirants, Filorga, EltaMD and PCA Skin skin health products and Palmolive and Caprice shampoos and conditioners.

We manufacture and market a wide array of products for the Home Care market, including Palmolive and Ajax dishwashing liquids and Fabuloso, Murphy’s Oil Soap and Ajax household cleaners. We are a market leader in fabric conditioners with leading brands, including Suavitel in Latin America, Soupline in Europe and Cuddly in the South Pacific according to market share data.

Through our Hill’s Pet Nutrition segment, we are a world leader in specialty pet nutrition products for dogs and cats with products marketed in over 80 countries and territories worldwide. Hill’s Pet Nutrition markets pet foods primarily under two brands: Hill’s Science Diet, which is called Hill’s Science Plan in Europe, is a range of products for everyday nutritional needs. Hill’s Prescription Diet is a range of therapeutic products to help nutritionally manage disease conditions in dogs and cats. Sales of Hill’s Pet Nutrition products accounted for 16% of our total worldwide net sales in the nine months ended September 30, 2019.

The Offering

The following includes a brief summary of the principal terms of the Notes. A more detailed description is contained in this pricing supplement under the section “Description of the Notes.” Please refer also to “Description of the Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus for a description of the general terms and provisions of the Medium-Term Notes, Series H of which the Notes are part.

Issuer	Colgate-Palmolive Company

Notes Offered	€500,000,000 aggregate principal amount of fixed rate Notes due 2021 and €500,000,000 aggregate principal amount of fixed rate Notes due 2039. The Notes are two tranches of our Medium-Term Notes, Series H.

Maturity	Unless earlier redeemed, the 2021 Notes will mature on November 12, 2021, and the 2039 Notes will mature on November 12, 2039.

Interest Rates	0.000% per annum for the 2021 Notes, and 0.875% per annum for the 2039 Notes.

Interest Payment Dates	Interest on the Notes will be paid annually in arrears on November 12 of each year, commencing November 12, 2020.

Optional Redemption

Prior to (i) with respect to the 2021 Notes, October 12, 2021 (one month prior to the maturity date of the 2021 Notes), and (ii) with respect to the 2039 Notes, May 12, 2039 (six months prior to the maturity date of the 2039 Notes), the Notes may be redeemed at our option, at any time, in whole, or from time to time, in part, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed assuming that the Notes being redeemed matured on the applicable Par Call Date (as defined in “Description of the Notes—Optional Redemption”) (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 10 basis points, in the case of the 2021 Notes, and 20 basis points, in the case of the 2039 Notes.

On or after (i) with respect to the 2021 Notes, October 12, 2021 (one month prior to the maturity date of the 2021 Notes), and (ii) with respect to the 2039 Notes, May 12, 2039 (six months prior to the maturity date of the 2039 Notes), the Notes may be redeemed at our option, at any time, in whole, or from time to time, in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

In each case, we will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

Currency of Payment

All payments of principal of, and interest on, the Notes, and additional amounts, if any, including any payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes—Issuance in Euro.”

Denomination	Each tranche of the Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Ranking

The Notes will be senior unsecured obligations of Colgate and will rank equally with all of the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding. See “Description of the Notes.”

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, which include the retirement of commercial paper. As of October 31, 2019, our outstanding commercial paper had a weighted average interest rate of 0.13% with maturities ranging from 1 day to 49 days. See “Use of Proceeds” in this pricing supplement.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth herein, pay as additional amounts to a Noteholder that is a United States Alien (as defined in “Description of the Notes—Payment of Additional Amounts”) such amounts as may be necessary so that every net payment on each Note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons

We may redeem all, but not less than all, of the Notes of either or both tranches in the event of certain changes in the tax law of the United States (or any taxing authority thereof or therein) which would obligate us to pay additional amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest on such Notes to, but not including, the redemption date. See “Description of the Notes—Redemption for Tax Reasons.”

Additional Notes

We may, from time to time, without the consent of or notice to existing Noteholders, create and issue further Medium-Term Notes, Series H having the same terms and conditions as either tranche of Notes in all respects, except for issue date, issue price and, to the extent applicable, the first payment of interest and the initial interest accrual date. Additional Medium-Term Notes, Series H issued in this manner will be consolidated with and will form a single tranche of debt securities with the related previously outstanding applicable tranche of Notes. Holders of the Notes will vote with holders of all other tranches of our Medium-Term Notes, Series H, as a single class. We may issue additional Medium-Term Notes, Series H and increase the authorized amount of our Medium-Term Notes, Series H at any time without your consent.

Listing

We intend to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Notes at any time.

Trustee	The Bank of New York Mellon

London Paying Agent	The Bank of New York Mellon, London Branch

Book-Entry

Each tranche of the Notes will be issued in book-entry form and will be represented by global Notes deposited with, or on behalf of, a common depositary on behalf of Clearstream and Euroclear and registered in the name of the common depositary or its nominee. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated Notes, except in limited circumstances. See “Description of the Notes—Book-Entry Delivery and Settlement.”

Risk Factors

See “Risk Factors” and the other information included in or incorporated by reference into this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to purchase the Notes.

Governing Law	New York

RISK FACTORS

Your investment in the Notes involves certain risks. In consultation with your own financial, tax, accounting and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in the accompanying prospectus supplement, the accompanying prospectus and in our most recent annual report on Form 10-K, together with our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus before deciding whether to make an investment in the Notes.

An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.

An investment in securities which are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the “home currency”) entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

If, as permitted by the Notes, we make payments in U.S. dollars when we are unable to obtain euro, you will be exposed to significant risks if your home currency is not U.S. dollars.

If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. See “Description of the Notes—Issuance in Euro.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Indenture governing the Notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under “—An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.”

In a lawsuit for payment on the Notes, a Noteholder may bear currency exchange risk.

The Indenture is and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply the foregoing New York law.

In courts outside of New York, Noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The trading markets for the Notes may be limited.

Each tranche of Notes is a new issue of securities for which no established trading market exists. Although we intend to apply to list each tranche of Notes on the New York Stock Exchange, no assurance can be given that we will be able to list the Notes of either tranche. Even if the Notes are listed, no assurance can be given that a trading market for either tranche of the Notes will develop or be maintained. The listing application will be subject to approval by the New York Stock Exchange. If such listing is obtained, we have no obligation to maintain such listing and we may delist the Notes at any time. If an active trading market does not develop for a tranche of the Notes, Noteholders may not be able to resell such Notes at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in each tranche of the Notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time. The liquidity of any trading market for, and future trading prices of, either tranche of the Notes will depend on many factors, including, among other things, the number of holders of such Notes, our operating results, cash flows, financial performance and prospects, prevailing interest rates, changes in our credit rating or outlook, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Therefore, no assurance can be given as to the liquidity of any trading market for either tranche of the Notes.

Noteholders are exposed to the consequences of denomination of a minimum specified denomination plus a higher integral multiple.

The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As is the case with any issue of securities that have a denomination consisting of a minimum specified denomination (a “Specified Denomination”) plus a higher integral multiple of another smaller amount, it is possible that interests in the Notes may be traded in amounts that are not a Specified Denomination. In such a case a Noteholder who, as a result of trading such amounts, holds a principal amount that is less than the Specified Denomination in its account with the relevant clearing system at the relevant time may not receive a definitive Note in respect of such holding (should definitive Notes be printed) and would need to purchase a principal amount of Notes such that its holding amounts to the Specified Denomination.

The United Kingdom’s pending departure from the European Union could increase volatility in the financial markets and currency exchange rates, including the euro.

In June 2016, the United Kingdom voted, in a referendum, to leave the European Union (“Brexit”). The United Kingdom’s exit from the European Union has created uncertainty regarding the political and economic outlook of the United Kingdom and the European Union. The failure of the European Union and the United Kingdom to reach an agreement regarding Brexit could negatively impact the economic conditions in the United Kingdom, the European Union and globally and could lead to an increase in the volatility in currency exchange rates, including the British pound and the euro, as well as to volatility in the financial markets and thus impact the liquidity and/or the market value of securities, including the Notes.

CURRENCY CONVERSION

Principal and interest payments in respect of the Notes and additional amounts, if any, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. See “Description of the Notes—Issuance in Euro.” Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Indenture governing the Notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest on the Notes and additional amounts, if any, that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the Notes.

On October 31, 2019, the euro/U.S. $ rate of exchange as reported by Bloomberg was €1.00/U.S. $1.12.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be used by Colgate for general corporate purposes, which include the retirement of commercial paper. As of October 31, 2019, our outstanding commercial paper had a weighted average interest rate of 0.13% with maturities ranging from 1 day to 49 days.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Notes and the debt securities set forth in the accompanying prospectus supplement and prospectus.

General

The 2021 Notes and the 2039 Notes will be issued under an indenture dated as of November 15, 1992, between Colgate and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The paying agent for the Notes initially will be The Bank of New York Mellon, London Branch (the “London Paying Agent”).

Unless earlier redeemed, the 2021 Notes will mature on November 12, 2021 and the 2039 Notes will mature on November 12, 2039 (each, a “Maturity Date” with respect to the applicable tranche of Notes). The 2021 Notes will bear interest at 0.000% per annum and the 2039 Notes will bear interest at 0.875% per annum. We will pay interest on the 2021 Notes and the 2039 Notes annually in arrears on November 12 of each year, commencing on November 12, 2020 (each, an “Interest Payment Date”). Interest on an Interest Payment Date will be paid to the persons in whose names the Notes were registered as of, if the Notes are in definitive form, the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the Interest Payment Date or, if the Notes are represented by one or more global Notes, the close of business on the Business Day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the related Interest Payment Date. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or November 12, 2019 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any payment otherwise required to be made in respect of the Notes on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. For purposes of the Notes, “Business Day” means any day other than a Saturday or Sunday, (1) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in The City of New York and London and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET system), or any successor thereto, is open (a “Target Settlement Day”).

The Notes will be senior unsecured obligations of Colgate and will rank equally with all of the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding.

The Indenture does not limit the amount of notes, debentures or other evidence of indebtedness that we may issue under the Indenture or otherwise and provides that debt securities under the Indenture may be issued from time to time in one or more series.

The Notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any of our other securities. The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The principal of each Note payable at maturity or earlier redemption will be paid in euro against presentation and surrender at the office or agency maintained for such purpose in London, initially the corporate trust office of the London Paying Agent, located at One Canada Square, London E14 5AL, United Kingdom.

Under the Indenture, holders of the Notes will vote with holders of all other tranches of our Medium-Term Notes, Series H, as a single class. We may issue additional Medium-Term Notes, Series H and increase the authorized amount of our Medium-Term Notes, Series H at any time without your consent.

The Indenture contains provisions that require the consent of or action by a specified percentage of the aggregate principal amount of our Medium-Term Notes, Series H, acting as a single class. For example, holders of a majority in aggregate principal amount of our Medium-Term Notes, Series H, as a single class, may consent to certain modifications to the Indenture and waivers of past defaults under the Indenture, as described under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus, and holders of at least 25% in aggregate principal amount of our Medium-Term Notes, Series H, as a single class, may declare the entire principal of our Medium-Term Notes, Series H, to be due and payable upon the occurrence of an event of default, as described under “Description of Debt Securities—Events of Default” in the accompanying prospectus. Therefore, because the Medium-Term Notes, Series H, vote as a single class, a greater percentage of the principal amount of the Notes may be required to take action under the Indenture and the aggregate principal amount of the Notes, acting alone or jointly, may not be sufficient to take action under the Indenture.

Optional Redemption

Prior to the applicable Par Call Date (as defined below), the Notes may be redeemed at our option, at any time, in whole, or from time to time, in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed assuming that the Notes being redeemed matured on the applicable Par Call Date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 10 basis points, in the case of the 2021 Notes, and 20 basis points, in the case of the 2039 Notes.

On or after the applicable Par Call Date, the Notes may be redeemed at our option, at any time, in whole, or from time to time, in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest on Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the holders as of the close of business on the relevant record date according to the Notes and the Indenture.

The “Comparable Government Bond Rate” will be determined by the Calculation Agent on the third Business Day preceding the redemption date and means, with respect to any date of redemption, the rate per annum equal to the yield to maturity calculated in accordance with customary financial practice in pricing new issues of comparable corporate debt securities paying interest on an annual basis (ACTUAL/ACTUAL (ICMA)) of the applicable Comparable Government Bond, assuming a price for the applicable Comparable Government Bond (expressed as a percentage of its principal amount) equal to the applicable Comparable Government Bond Price for such date of redemption.

“Calculation Agent” means an independent investment banking or commercial banking institution of international standing appointed by us.

“Comparable Government Bond” means the Federal Republic of Germany government security or securities selected by one of the Reference Government Bond Dealers appointed by us as having an actual or interpolated maturity comparable with the remaining term of the applicable tranche of Notes assuming such tranche matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a maturity comparable to the remaining term of such tranche of Notes assuming such tranche matured on the applicable Par Call Date.

“Comparable Government Bond Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Government Bond Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (B) if the Calculation Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations.

“Par Call Date” means (i) with respect to the 2021 Notes, October 12, 2021 (one month prior to the maturity date of the 2021 Notes), and (ii) with respect to the 2039 Notes, May 12, 2039 (six months prior to the maturity date of the 2039 Notes).

“Reference Government Bond Dealer” means each of four banks selected by us, which are (A) primary European government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues.

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any redemption date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Government Bond (expressed in each case as a percentage of its principal amount) at 11:00 a.m., Central European Time (CET), on the third Business Day preceding such date for redemption quoted in writing to the Calculation Agent by such Reference Government Bond Dealer.

Notice of redemption will be mailed at least 15 but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address, provided that while the Notes are represented by one or more global Notes, notice of redemption may, at our option, instead be given to holders of Notes (and beneficial interests therein) in accordance with the applicable rules and regulations of Euroclear and Clearstream. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, and the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If less than all of the Notes of a tranche are to be redeemed, the Notes of such tranche to be redeemed will be selected in accordance with applicable depositary procedures; provided, however, that no Notes of a principal amount of €100,000 or less shall be redeemed in part.

The Notes of each tranche are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the Notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See “—Redemption for Tax Reasons.”

Issuance in Euro

Initial holders will be required to pay for the Notes in euro, and principal and interest payments in respect of the Notes and additional amounts, if any, will be payable in euro.

If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below). Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the Trustee nor the London Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

“Market Exchange Rate” means the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date, as reported by Bloomberg.

Further Issuances

We may, from time to time, without the consent of or notice to existing Noteholders, create and issue further Medium-Term Notes, Series H having the same terms and conditions as either tranche of Notes in all respects, except for issue date, issue price and, to the extent applicable, the first payment of interest and the initial interest accrual date. Additional Medium-Term Notes, Series H issued in this manner will be consolidated with and will form a single tranche of debt securities with the related previously outstanding applicable tranche of Notes; provided, however, that the issuance of such additional Notes will not be so consolidated for United States federal income tax purposes unless such issuance constitutes a “qualified reopening” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional amounts to a holder of a Note that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such Note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note to be then due and payable. However, we will not be required to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a Note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge that would not have been imposed but for such holder’s past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(d)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note;

(e)

any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on a Note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the holder’s failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)	any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)

any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)	any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such additional amounts be paid with respect to any payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

For purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note shall not constitute a connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such holder if such holder is an estate, a trust, a partnership or a corporation) and the United States.

The term “United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

If we have or will become obliged to pay additional amounts (as described above under the heading “—Payment of Additional Amounts”) as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of this pricing supplement, and we determine that such obligation cannot be avoided by the use of reasonable measures then available to us, we may, at our option, at any time, having giving not less than 15 nor more than 60 days’ prior written notice to Holders, redeem, in whole, but not in part, the Notes of either or both tranches at a redemption price equal to 100% of their principal amount, together with unpaid interest, if any, on the Notes being redeemed accrued to but excluding the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts if a payment in respect to the applicable tranche of Notes were due on such date. Prior to the transmission or publication of any notice of redemption pursuant to this paragraph, we shall deliver to the Trustee a certificate signed by two executive officers of the Company stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem the Notes has occurred.

Applicable Law and Foreign Currency Judgments

The Notes will be governed by and construed in accordance with the internal laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

Book-Entry Delivery and Settlement

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

The Notes of each tranche will be issued in the form of one or more global Notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global Notes.

Except as set forth below, the global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold Notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global Notes will not be entitled to have Notes registered in their names, and, except as described herein, will not receive or be entitled to receive physical delivery of Notes in certificated form. So long as the common depositary for Euroclear and Clearstream or its nominee is the registered owner of the global Notes, the common depositary for all purposes will be considered the sole holder of the Notes represented by the global Notes under the Indenture and the global Notes. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global Notes.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global Notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global Notes for all purposes under the Indenture and the Notes. Payments of principal, interest and additional amounts, if any, in respect of the global Notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the Trustee, any agent and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended, or the “Securities Act”) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the global Notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the Notes represented by the global Notes are exchangeable for certificated Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1) we have been notified that both Clearstream and Euroclear have been closed for business for a continuous period of at least 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

(2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated Notes in definitive form; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

In all cases, certificated Notes in definitive form delivered in exchange for any global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal and interest) and transfers with respect to Notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the London Paying Agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the Notes, provided that all payments (including principal and interest) on Notes in certificated form, for which the holders thereof have given wire transfer instructions at least ten calendar days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences expected to result from the purchase at the issue price (the first price at which a substantial amount of Notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), ownership and disposition of Notes by holders acquiring Notes at original issue for cash.

This discussion is based on:

(a)	the Internal Revenue Code of 1986, as amended (the “Code”);

(b)	current, temporary and proposed Treasury regulations promulgated under the Code;

(c)	the legislative history of the Code;

(d)	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

(e)	court decisions,

all as of the date of this pricing supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Notes.

The tax treatment of a holder of Notes may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, partnerships and other pass-thru entities, persons who mark-to-market the Notes, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates, persons holding Notes as part of a “straddle,” “hedge” or “conversion transaction” and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements) may be subject to special rules not discussed below. This discussion is limited to holders who will hold the Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial owners of Notes and in existence on August 20, 1996, and treated as United States persons prior to such date, that have in effect a valid election to be treated as United States persons also will be U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership) of Notes that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds a Note, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the Notes.

U.S. Holders

Interest. Stated interest on a Note will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

U.S. Holders that use the cash receipts and disbursements method of accounting for tax purposes must recognize income equal to the U.S. dollar value of the euro received as a payment of interest (which includes proceeds in euro from a sale, exchange, or other disposition of the Notes to the extent attributable to accrued interest), determined by translating the euro amount into U.S. dollars at the spot rate in effect on the date of receipt, regardless of whether the euro received is actually converted into U.S. dollars. U.S. Holders that use an accrual method of accounting for tax purposes may determine the amount of income recognized with respect to the euro received on each Interest Payment Date by using one of two methods. Under the first method, the amount of income accrued is determined by translating the euro amount into U.S. dollars at the average exchange rate in effect during the accrual period (or, if the accrual period spans two taxable years, at the exchange rate for the partial period within the taxable year). Alternatively, such U.S. Holders may elect to determine the amount of income accrued on the basis of the spot rate in effect on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year) or may use the spot rate on the date the interest payment is received if that date is within five days of the end of the accrual period. U.S. Holders that make this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Accrual method U.S. Holders will recognize foreign currency gain or loss on the receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss generally will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the Notes. A U.S. Holder will have a tax basis in euro received as interest equal to the U.S. dollar value of such euro.

Amortizable Bond Premium. The treatment for U.S. federal income tax purposes of premium paid on the purchase of debt instruments bearing a zero rate of interest such as the 2021 Notes is not entirely clear. Such amounts may be eligible to be treated as amortizable bond premium, as described in the accompanying prospectus supplement under “Certain United States Federal Income Considerations—U.S. Holders—Premium.” Holders of the 2021 Notes should consult their tax advisors about the possible treatment of the premium paid on the purchase of the 2021 Notes as amortizable bond premium.

Sale, Exchange, Redemption or Retirement of the Notes. Upon the disposition of a Note by sale, exchange, redemption or retirement, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts attributable to accrued interest, which amounts would be treated as ordinary interest income to the extent not previously so treated) and (ii) the U.S. Holder’s adjusted tax basis in such Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. Holder based on the spot exchange rate on the settlement date of the initial purchase, decreased by the amount of any payments (other than payments of stated interest) on the Note (converted using the same exchange rate).

A U.S. Holder that uses the cash receipts and disbursements method of accounting determines the amount realized in U.S. dollars by using the relevant spot exchange rate on the settlement date of the disposition of a Note, provided that the Notes are traded on an established securities market. A U.S. Holder that uses an accrual method of accounting may elect such treatment for all purchases and sales for foreign currency of stock or securities traded on an established securities market (which election cannot be changed without the consent of the IRS). Absent such an election, the amount realized by an accrual method U.S. Holder in U.S. dollars is the U.S. dollar value of the euro received, determined at the spot rate on the trade date of the sale, exchange or retirement of the Note. Gain or loss realized upon the taxable disposition of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and such income or loss will not be treated as interest income or expense. The gain or loss of a U.S. Holder attributable to fluctuations in currency exchange rates will be the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price for the Note, determined using the spot rate on the date the Note is disposed of (or the settlement date, if the Notes are traded on an established securities market and the U.S. Holder is either a cash basis taxpayer or an electing accrual basis taxpayer), and (ii) the U.S. dollar value of the purchase price for the Note, determined using the spot rate on the date the U.S. Holder acquired the Note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the disposition of the Note.

Gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of a Note (except gain or loss attributable to foreign currency gains or losses) generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. The deductibility of capital losses is subject to limitations.

A U.S. Holder that purchases Notes with previously owned euro will generally recognize gain or loss equal to the difference, if any, between such U.S. Holder’s basis in the euro and the U.S. dollar fair market value of the Notes on the date of purchase. A U.S. Holder will have a tax basis in euro received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such euro, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of euro will be ordinary income or loss.

Medicare Tax on Net Investment Income. Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of Notes, and potentially foreign currency gains. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes.

Backup Withholding and Information Reporting. A U.S. Holder of a Note may be subject, under certain circumstances, to information reporting and backup withholding with respect to payments of interest on, and gross proceeds from a sale, exchange, redemption, retirement or other disposition of, a Note. These backup withholding rules apply if the U.S. Holder, among other things:

(a)	fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor;

(b)	furnishes an incorrect TIN;

(c)	is notified it is subject to backup withholding because such holder previously failed to properly report interest or dividends;

(d)

under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding; or

(e)	otherwise fails to comply with applicable requirements of the backup withholding rules.

A U.S. Holder of a Note that does not provide his, her or its correct TIN may be subject to penalties imposed by the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption is properly established. U.S. Holders of Notes should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption. U.S. Holders that are not corporations or tax-exempt organizations generally will be subject to information reporting requirements.

Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder’s federal income tax liability, provided the requisite information is timely provided to the IRS.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income and estate tax consequences to a holder of a Note that is a beneficial owner and that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than a U.S. Holder (a “Non-U.S. Holder”). Because U.S. federal tax law uses different tests to determine whether an individual is a non-resident alien for income tax and estate tax purposes, some individuals may be “Non-U.S. Holders” for purposes of the U.S. federal income tax discussion, but not for the purpose of the U.S. federal estate tax discussion, and vice versa. For purposes of the discussion below, interest and any gain on the sale, exchange, redemption, retirement or other disposition of a Note will be considered to be “U.S. trade or business income” if such income or gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Stated Interest. Subject to the discussions of backup withholding and “FATCA” below, generally, interest (including additional amounts, if any) paid to a Non-U.S. Holder of a Note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the Notes will qualify as portfolio interest and will be eligible for the portfolio interest exception if the Non-U.S. Holder:

(a)	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(b)	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

(c)	is not a bank described in Section 881(c)(3)(A) of the Code; and

(d)

certifies, under penalties of perjury, on a properly executed Form W-8BEN or Form W-8BEN-E prior to the payment of interest that such holder is not a United States person and provides such holder’s name and address.

The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding.

Unless an applicable treaty otherwise provides, U.S. trade or business income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In addition, in the case of a Non-U.S. Holder that is a corporation, any effectively connected earnings and profits may be subject to a 30% branch profits tax, unless an applicable treaty otherwise provides.

To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8ECI (in the case of U.S. trade or business income not exempt under a treaty) or Form W-8BEN or Form W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder that is claiming the benefits of a treaty will be required to obtain and to provide a TIN unless the Notes are actively traded property under applicable Treasury regulations. If the Notes are actively traded, in certain circumstances the Non-U.S. Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable Treasury regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Sale, Exchange, Redemption or Retirement of Notes. Except as described below and subject to the discussions concerning backup withholding and “FATCA,” any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of a Note generally will not be subject to U.S. federal income or withholding tax, unless:

(a)	such gain is U.S. trade or business income, in which case the Non-U.S. Holder generally will be taxed as discussed above under “—Stated Interest”; or

(b)	subject to certain exceptions, the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of the disposition, in which case the

Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

Payments received on a disposition that are attributable to accrued stated interest will be treated in accordance with the rules applicable to payments of stated interest (and described above).

Federal Estate Tax. Any Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of all of our classes of stock entitled to vote and income on the Notes was not U.S. trade or business income.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Treasury regulations provide that the backup withholding tax and certain information reporting will not apply to payments of interest with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is a U.S. person or has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s United States federal income tax liability, provided that the required information is timely provided to the IRS.

All certifications described above under the heading “—Non-U.S. Holders” are subject to special rules with respect to reliance standards, under which certifications provided by holders may not be relied on under certain circumstances (for example, if we, our paying agent, or the broker had actual knowledge or reason to know that the certification is false).

FATCA

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) will generally impose a withholding tax of 30% on interest income from debt obligations paid to a foreign financial institution (as defined under FATCA) (including where such foreign financial institution is not the beneficial owner of such payments), unless such foreign financial institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The U.S.

government has entered into intergovernmental agreements with the governments of certain countries that may in certain circumstances modify the foregoing requirements, including, in the case of a “Model 1” intergovernmental agreement, by requiring substantially similar information to be reported to the tax authorities in such country rather than to the U.S. tax authorities. In addition, FATCA will generally impose a withholding tax of 30% on interest income from debt obligations paid to a non-financial foreign entity unless such non-financial foreign entity provides the withholding agent with certain certifications or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their ownership of the Notes.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL INCOME, MEDICARE, ESTATE AND GIFT TAX LAWS OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

SUPPLEMENTAL PLAN OF DISTRIBUTION

BNP Paribas, Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, and Wells Fargo Securities International Limited are acting as representatives of the underwriters named below. The underwriters have severally, and not jointly, agreed to purchase from us, and we have agreed to sell to the underwriters, the principal amounts of Notes set forth below opposite their respective names.

Initial Purchaser	Principal Amount of the 2021 Notes	Principal Amount of the 2039 Notes
BNP Paribas	€75,000,000	€75,000,000
Goldman Sachs & Co. LLC	75,000,000	75,000,000
Morgan Stanley & Co. International plc	75,000,000	75,000,000
Wells Fargo Securities International Limited	75,000,000	75,000,000
ANZ Securities, Inc.	16,500,000	16,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	16,500,000	16,500,000
Banco Santander, S.A.	16,500,000	16,500,000
Barclays Bank PLC	16,500,000	16,500,000
BNY Mellon Capital Markets, LLC	16,500,000	16,500,000
Citigroup Global Markets Limited	16,500,000	16,500,000
HSBC Bank plc	16,500,000	16,500,000
ICBC Standard Bank Plc	16,500,000	16,500,000
J.P. Morgan Securities plc	16,500,000	16,500,000
Merrill Lynch International	16,500,000	16,500,000
Mizuho International plc	16,500,000	16,500,000
U.S. Bancorp Investments, Inc.	16,500,000	16,500,000
The Williams Capital Group, L.P.	2,000,000	2,000,000

Total	€500,000,000	€500,000,000

The underwriters have agreed to purchase all of the Notes sold under the terms agreement if any of the Notes are purchased. If an underwriter defaults, the terms agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the terms agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We have been advised by the underwriters that the underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. After the initial offering of the Notes to the public, the representatives of the underwriters may change the public offering price.

The following table shows the underwriters’ discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each tranche of the Notes).

Paid by Colgate
Per 2021 Note	0.200%
Per 2039 Note	0.500%

Each tranche of Notes is a new issue of securities with no established trading market. The underwriters have informed us that they intend to make a market in each tranche of the Notes but are under no obligation to do so and such market making may be terminated at any time without notice. We intend to apply to list the Notes on the New York Stock Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the Notes is not conditional on obtaining the listing of the Notes, and we are not required to maintain the listing of the Notes.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Expenses payable by us are estimated at $135,000.

We will deliver the Notes to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the Notes. The closing is expected to occur on November 12, 2019, which is five business days after the date of this pricing supplement (referred to as “T+5”). Since trades in the secondary market generally settle in two business days, purchasers wishing to trade Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5 settlement, to specify any alternative settlement arrangements to prevent a failed settlement.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and commercial banking dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of us or our affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Hong Kong

The Notes may not be offered or sold in in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinances and any rules made thereunder.

Singapore

None of this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, an in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six (6) months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (offers of Investments) (Shares and Debentures) Regulations of 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries” rights and interest (howsoever described) in that trust shall not be transferable for six (6) months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction (where such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309(B)(1)(c) of the SFA, Colgate-Palmolive has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident in Japan (including any person resident or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident in Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.1(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registration Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for recession or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-1-5 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Hogan Lovells US LLP, Washington, D.C. has acted as counsel for Colgate. Mayer Brown LLP, Chicago Illinois has acted as counsel for the underwriters. In the opinion of Hogan Lovells US LLP, as counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law). This opinion is given as of the date hereof and is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the General Corporation Law of the State of Delaware, as amended, and (ii) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee and to such counsel’s reliance on the Company and other sources as to certain factual matters, all as stated in the letter of such counsel dated February 26, 2019, which has been filed as an exhibit to the Current Report on Form 8-K by the Company on February 26, 2019. This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-221172

PROSPECTUS SUPPLEMENT
(To prospectus dated October 27, 2017)

Medium-Term Notes, Series H
Due One Year or More from Date of Issue

The notes:

•	We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.
•	The notes will be senior unsecured debt securities of Colgate.
•	The notes will have stated maturities of one year or more from the date they are originally issued.
•	We will pay amounts due on the notes in U.S. dollars or one or more foreign currencies described in the applicable pricing supplement.

•	The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas.
•

We will specify in the applicable pricing supplement whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at the option of Colgate or repayment at the option of the holder of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell notes to the agents referred to below as principals for resale at varying or fixed offering prices or through the agents as agents using their reasonable efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as agent.

BofA Merrill Lynch
 Citigroup
 Goldman Sachs & Co. LLC
 J.P. Morgan

Morgan Stanley

The date of this prospectus supplement is October 27, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and any related free writing prospectus issued or authorized by us. Neither we nor any agent acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and any related free writing prospectus issued or authorized by us is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus, the applicable pricing supplement, any applicable free writing prospectus or the document incorporated by reference, as applicable.

Unless the context otherwise requires, references in this prospectus supplement to “Colgate,” “we,” “us” and “our” are to Colgate-Palmolive Company.

References in this prospectus supplement to “agent” or “agents” are to any or all, respectively, of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, or any other agent appointed by us.

RISK FACTORS

Your investment in the notes is subject to certain risks, especially if the notes involve a foreign currency in some way. This prospectus supplement does not describe all of the risks of an investment in the notes, whether arising because the notes are denominated in a currency other than U.S. dollars or because the return on the notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for you if you are unsophisticated with respect to transactions involving an index or formula used to determine amounts payable or transactions in which foreign currencies are involved. Before investing in the notes, you should consider carefully, among other factors, the matters described below.

Structure Risks of Notes Indexed to Interest Rates, Currencies or Other Indices or Formulas

If you invest in notes indexed to one or more interest rates, currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities or other indices or formulas, there will be significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower or no amount of principal, premium or interest, and at different times, than you expected. An index could perform differently than it has in the past or be the subject of reform or termination. Developments such as manipulation claims, and related investigations or other legal actions, as have happened with LIBOR, could have such effects or other consequences that cannot currently be predicted. We have no control over a number of matters, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, values of certain indices and formulas have been highly volatile, and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be lower than the coupon on your notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes being redeemed.

There May Be an Uncertain Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

Upon issuance, your notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or, if developed, be maintained. Many factors independent of our creditworthiness may affect the trading market of your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of your notes,

•	any redemption features of your notes,

•	the amount of other securities linked to the index or formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment by independent rating agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value and marketability of your notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed in this prospectus supplement on the value of your notes.

Exchange Rates and Exchange Controls May Affect the Value of Foreign Currency Notes

If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and your payment currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between such currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date because of circumstances beyond our control. In such cases, we will be allowed to satisfy our obligations in respect of your foreign currency notes in U.S. dollars.

You should consult your financial and legal advisors about the risks associated with foreign currency notes. You should not purchase such notes if you are unsophisticated with regard to foreign currency transactions.

Exchange Rates May Affect the Value of a Judgment of a U.S. Court Involving Foreign Currency Notes

The indenture and the notes, including foreign currency notes, except to the extent that we specify otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of the judgment is calculated and the time U.S. dollars were paid to the holders.

DESCRIPTION OF THE NOTES

The notes will be issued as part of a series of debt securities under a senior indenture, dated as of November 15, 1992 (the “indenture”), between Colgate and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The term “debt securities,” as used in this prospectus supplement, refers to all securities issued and issuable from time to time under the indenture and includes the notes. The debt securities and the indenture are more fully described in the accompanying prospectus. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any information in this section and in “Description of Debt Securities” in the accompanying prospectus. The following summary of the material provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The following description of notes will apply unless otherwise specified in the applicable pricing supplement.

Terms of the Notes

All debt securities, including the notes, issued and to be issued under the indenture will be unsecured general obligations of Colgate and will rank equally with all the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding.

The indenture does not limit the aggregate principal amount of debt securities which we may issue. We may issue our debt securities from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time as we may authorize for each series. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indenture.

The notes will be offered on a continuing basis and will mature on a day one year or more from the date of issue, as selected by the purchaser and agreed to by us. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. Notes may be issued at significant discounts from their principal amount payable at maturity, which will be either the stated maturity date or any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise. The stated maturity date or such prior date, as the case may be, is referred to as the “Maturity Date” with respect to the principal, and premium, if any, repayable on that date. For further information regarding such discount notes, see “—Original Issue Discount Notes” and “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount”.

Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in United States dollars and we will make payments of principal of, and premium, if any, and interest on, the notes in United States dollars. For further information regarding foreign currency notes, see “Risk Factors” and “Special Provisions Relating to Foreign Currency Notes”.

Each note will be issued in fully registered book-entry form or certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depository as is identified in the applicable pricing supplement. See “—Book-Entry Notes”. Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the indenture not involving any transfer.

The pricing supplement relating to a note will describe the following terms:

•	whether the note will bear interest at a fixed rate or at a floating rate, or will not bear any interest;

•	the price (expressed as a percentage of the aggregate principal amount) at which the note will be issued;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	if the note is a fixed rate note, the rate per annum at which the note will bear interest and the interest payment dates;

•	if the note is a floating rate note, the terms relating to the determination and payment of the variable interest rate and the interest payment dates;

•	if the note may be redeemed at our option, or repaid at the option of the holder, prior to the stated maturity, a description of the provisions relating to the redemption or repayment;

•	any sinking fund or other mandatory redemption provisions applicable to the note;

•	if the note will be issued as a certificated note, a statement to that effect;

•	any other terms of the note not inconsistent with the provisions of the indenture;

•	the identity of any additional agent through or to whom the note is being sold; and

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the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may change interest rates or formulas and other terms of the notes from time to time, but no change will affect any note already issued or as to which we have accepted an offer to purchase. We may offer notes with similar variable terms other than interest rates concurrently at any time. We may also concurrently offer notes having different variable terms to different investors.

Payment of Principal, Premium and Interest

We will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depository or its nominee. See “—Book-Entry Notes”.

In the case of notes in certificated form, we will make payment of principal and premium, if any, at the maturity of each note in immediately available funds upon presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as we may designate. Payment of interest, if any, due at maturity will be made to the person to whom payment of the principal and premium, if any, of the note in certificated form will be made. Payment of interest, if any, due on notes in certificated form other than at maturity will be made at the corporate trust office of the trustee or, at our option, by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $10,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, having the same interest payment dates will, at our option, be entitled to receive interest payments, other than at maturity, if any, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the holder.

Redemption at the Option of Colgate

Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to any sinking fund. We may redeem the notes at our option prior to their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement or as otherwise provided therein. If so indicated in the applicable pricing supplement, on and after the initial redemption date, we may redeem the related note at any time in whole or from time to time in part at our option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date. Unless otherwise specified in the applicable pricing supplement, we must provide notice of a redemption not more than 60 nor less than 30 days before the redemption date. We will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The redemption price with respect to a note will be specified in the applicable pricing supplement.

Repayment at the Option of the Holder

If so indicated in the applicable pricing supplement, we will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with any unpaid interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for such purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee, not more than 60 nor less than 30 days before the optional repayment date:

•	in the case of a note in certificated form, the note and the form entitled “Option to Elect Repayment” duly completed, or

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in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the global security representing the notes to the depository and forwarded by the depository.

Any notice of election from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving such notice. Exercise of the repayment option by the holder of a note will be irrevocable.

Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners that desire to have all or any portion of their notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository’s records, to the trustee. See “—Book-Entry Notes”.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes that we purchase may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest and Interest Rates

Unless otherwise specified in an applicable pricing supplement, each interest-bearing note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula, stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or from and including the date of issue, if no interest has been paid or made available for payment with respect to the note, to, but excluding, the related interest payment date or Maturity Date, as the case may be.

We will pay interest in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and on the Maturity Date. We will pay interest to the persons in whose names the notes are registered as of the regular record date. However, interest that we pay on the Maturity Date, if any, will be payable to the persons to whom the principal will be payable. If any note is originally issued between a regular record date and the related interest payment date, we will make the first payment of interest on that note on the interest payment date immediately following the next succeeding regular record date to the registered holder on that next succeeding regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor, is open (a “Target Settlement Day”); provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day, as defined below, and that, with respect to floating rate notes as to which EURIBOR is an applicable Interest Rate Basis, the day is also a Target Settlement Day.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, as defined below under “—Floating Rate Notes—LIBOR”, in London.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement,

(1)	the capital city of the country issuing the specified currency, or

(2)	the capital city of the country to which the Designated LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months, and will be payable semiannually on June 1 and December 1 of each year and on the Maturity Date.

If any interest payment date or the Maturity Date of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of the following:

•	the CMT Rate,

•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,

•	EURIBOR,

•	the Federal Funds Rate,

•	LIBOR,

•	the Prime Rate,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

Terms. Each applicable pricing supplement will specify the terms of the floating rate note being offered thereby, including the following:

•	whether the floating rate note is

•	a “Regular Floating Rate Note”,

•	a “Floating Rate/Fixed Rate Note”, or

•	an “Inverse Floating Rate Note”,

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate, if any,

•	the Interest Reset Dates,

•	the Interest Payment Dates,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”),

•	the Maximum Interest Rate and Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”),

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the Reuters Page and, if applicable, the weekly average or the monthly average, and

•	if one or more of the specified Interest Rate Bases is LIBOR, the Designated LIBOR Currency and the Designated LIBOR Page.

The interest rate borne by the floating rate notes will be determined as follows:

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having “other provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, as defined below, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note”, then, except as described below or in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the Initial Interest Rate, and

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the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to maturity will be the Fixed Interest Rate specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note”, except as described below or in the applicable pricing supplement, it will bear interest at the Fixed Interest Rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any, and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the Initial Interest Rate.

Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date, or

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if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement.

Interest Reset Dates. The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of floating rate notes which reset:

•	daily—each Business Day;

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weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

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monthly—the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The indenture is, and any notes issued under the indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. We suggest that prospective investors consult their personal advisors with respect to the applicability of these laws. We have agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes.

Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Except as provided below or in the applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually—the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	the Maturity Date.

If any interest payment date for any floating rate note, other than an interest payment date on the Maturity Date, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding day that is a Business Day except that in the case of a floating rate note as to which EURIBOR or LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity Date of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of that payment on the next succeeding Business Day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one half cent or unit being rounded upward).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

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In the case of notes for which the Interest Rate Basis is the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

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In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

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The interest factor for floating rate notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.

Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the related Interest Reset Date will be the rate determined as of the applicable “Interest Determination Date” and calculated on or prior to the calculation date, as defined below.

•	The Interest Determination Date with respect to the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related note.

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The Interest Determination Date with respect to the CMT Rate will be the second U.S. Government Securities Business Day preceding each Interest Reset Date for the related note. Unless we otherwise specify in the applicable pricing supplement, “U.S. Government Securities Business Day” means any day other than a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

•	The Interest Determination Date with respect to the Prime Rate will be the first Business Day preceding each Interest Reset Date for the related note.

•	The Interest Determination Date with respect to EURIBOR will be the second Target Settlement Day preceding each Interest Reset Date for the related note.

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The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”.

•	The Interest Determination Date with respect to the Federal Funds Rate will be the applicable Interest Reset Date.

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The Interest Determination Date with respect to LIBOR will be the second London Banking Day preceding each Interest Reset Date, unless the Designated LIBOR Currency is the British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date.

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The Interest Determination Date with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below under “—Treasury Rate”, are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that the auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday, provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

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The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date. Unless otherwise provided in the applicable pricing supplement, The Bank of New York Mellon will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day or

•	the Business Day preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

The determination of any interest rate by the calculation agent will be final and binding absent manifest error.

CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in the applicable pricing supplement.

“CMT Rate” means:

(1) if Reuters Page FRBCMT (as defined below) is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in the Statistical Release (as defined below) under the caption “Treasury constant maturities”, as the yield is displayed on Reuters (“Reuters”) (or any successor service), on page FRBCMT or any other page as may replace that specified page on that service (“Reuters Page FRBCMT”) or, if not so displayed on Reuters, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), for the applicable Interest Determination Date, or

(b) if the rate referred to in clause (a) does not appear on the Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement and for the applicable Interest Determination Date as published in the Statistical Release under the caption “Treasury constant maturities”, or

(c) if the rate referred to in clause (b) does not appear in the Statistical Release, the rate on the applicable Interest Determination Date for the period of the Index Maturity that the calculation agent determines to be comparable to the rate which would otherwise have been published in the Statistical Release, or

(d) if the rate referred to in clause (c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include the agents or their affiliates (each, a “Reference Dealer”), selected by the calculation agent in consultation with Colgate from five Reference Dealers selected by the calculation agent in consultation with Colgate and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent in consultation with Colgate from five Reference Dealers selected by the calculation agent in consultation with Colgate and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

If two such United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such Index Maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original term to maturity will be used.

(2) if Reuters Page FEDCMT (as defined below) is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in the Statistical Release under the caption “Treasury constant maturities”, as the yield is displayed on Reuters, or any successor service, on page FEDCMT or any other page as may replace that specified page on that service (“Reuters Page FEDCMT”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not appear on the Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in the Statistical Release opposite the caption “Treasury constant maturities,” or

(c) if the rate referred to in clause (b) does not appear in the Statistical Release, the one-week or one-month, as specified, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent in consultation with Colgate from five Reference Dealers selected by the calculation agent in consultation with Colgate and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent in consultation with

Colgate from five Reference Dealers selected by the calculation agent in consultation with Colgate and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date

If two such United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities.

Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in the applicable pricing supplement.

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in the Statistical Release under the caption “Commercial Paper-Nonfinancial”, or

(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or such other highly recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent and its affiliates, selected by the calculation agent in consultation with Colgate for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield	=	Dx360 360–(DxM)	x 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate Notes and in the applicable pricing supplement.

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth opposite the caption “11TH District” on the display on Reuters, or any successor service on page COFI/ARMS or any other page as may replace that specified page on that service (“Reuters Page COFI/ARMS”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

(2) if the rate referred to in clause (1) does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

EURIBOR. EURIBOR Notes will bear interest at the rates, calculated with reference to the European Interbank Offered Rate for deposits in euros, or “EURIBOR”, and the Spread and/or Spread Multiplier, if any, specified in the applicable EURIBOR Notes and in the applicable pricing supplement.

“EURIBOR” means:

(1) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, as that rate appears on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the applicable Interest Determination Date, or

(2) if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market, which may include affiliates of the agents, to provide the calculation agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euro in that market at that time, or

(3) if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euro to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in that market at that time, or

(4) if the banks so selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in the applicable pricing supplement.

“Federal Funds Rate” means:

(1) if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in the Statistical Release under the heading “Federal funds (effective)”, and that is displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or

(b) if the rate referred to in clause (a) does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other highly recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Federal funds (effective)”, or

(c) if the rate referred to in clause (b) does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent in consultation with Colgate, before 9:00 A.M., New York City time on the applicable Interest Determination Date, or

(d) if the brokers selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(2) if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a) the rate on the applicable Interest Determination Date under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters, or any successor service, on page 5 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate (“Reuters Page 5”), or

(b) if the rate referred to in clause (a) does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg, or

(c) if the rate referred to in clause (b) does not appear on the FFPREBON Index page on Bloomberg or another highly recognized electronic source or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent in consultation with Colgate, before 9:00 A.M., New York City time on the applicable Interest Determination Date, or

(d) if the brokers selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(3) if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a) the rate on the applicable Interest Determination Date displayed on the FDTR Index Page on Bloomberg, or

(b) if the rate referred to in clause (a) does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date appearing on Reuters on page USFFTARGET= or any other page as may replace that specified page on that service (“Reuters Page USFFTARGET=”), or

(c) if the rate referred to in clause (b) does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by the calculation agent in consultation with Colgate, before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

(d) if the brokers selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

LIBOR. LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in the applicable pricing supplement.

“LIBOR” means:

(1) the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

(2) if the rate referred to in clause (1) does not appear on the Designated LIBOR Page, or is not so published by 11:00 A.M., London time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M. on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time, or

(3) if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, in the applicable Principal Financial Center on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in such Principal Financial Center selected by the calculation agent in consultation with Colgate for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time, or

(4) if the banks so selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (3), LIBOR in effect on the applicable Interest Determination Date.

“Designated LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

“Designated LIBOR Page” means the display page currently so designated on Bloomberg page BBAM or such other service as may be nominated by the ICE Benchmark Administration Limited (“ICE”) or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, or any page as may replace the specified page, for the purpose of displaying London interbank offered rates for the Designated LIBOR Currency.

Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and the applicable pricing supplement.

“Prime Rate” means:

(1) the rate on the applicable Interest Determination Date as published in the Statistical Release opposite the caption “Bank prime loan”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other highly recognized electronic source used for the purpose of displaying the applicable rate opposite the caption “Bank prime loan”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page USPRIME1 (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4) if fewer than four rates described in clause (3) are so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

(5) if the banks selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters, or any successor service on page USPRIME1 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate, for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in the applicable pricing supplement.

“Treasury Rate” means:

(1) the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION 10 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate (“Reuters Page USAUCTION 10”) or page USAUCTION 11 or any other page as may replace that specified page on that service or another highly recognized electronic source used for the purpose of displaying the applicable rate (“Reuters Page USAUCTION 11”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service), or

(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury, or

(3) in the event that the rate referred to in clause (2) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. government securities/Treasury bills (secondary market)”, or

(4) if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other highly recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills (secondary market)”, or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers, which may include an agent or its affiliates, selected by the calculation agent in consultation with Colgate, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(6) if the dealers selected by the calculation agent in consultation with Colgate are not quoting as mentioned in clause (5), the Treasury Rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	DxN 360–(DxM)	x 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matters relating to the applicable notes may be modified or supplemented by the terms as specified under “Other/Additional Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

We may from time to time offer notes at a price less than their redemption price at maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for Federal income tax purposes (“Discount Notes”). Discount Notes may pay no interest currently or may bear interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Discount Notes will be described in the applicable pricing supplement. For further information regarding the Federal income tax implications for U.S. Holders of Discount Notes, see “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount”.

Amortizing Notes

We may from time to time offer notes (“Amortizing Notes”), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise provided in such pricing supplement, payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable note and the applicable pricing supplement.

Linked Notes

We may from time to time offer notes (“Linked Notes”) the principal value of which at maturity will be determined by reference to:

(a) one or more equity or debt securities, including, but not limited to, the price or yield of such securities,

(b) any statistical measure of economic or financial performance, including, but not limited to, any currency, consumer price or mortgage index, or

(c) the price or value of any commodity or any other item or index or any combination thereof,

(collectively, the “Linked Securities”). The payment or delivery of any consideration on any Linked Note at maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Book-Entry Notes

Description of the Global Securities

Upon issuance, all notes in book-entry form having the same date of issue, interest rate or formula, maturity and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the “Global Notes”). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) as depository registered in the name of the depository or a nominee of the depository. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole by (1) the depository to a nominee of the depository, (2) by a nominee of the depository to the depository or to another nominee of the depository or (3) by the depository or any of its nominees to a successor of the depository or a nominee of the successor.

DTC Procedures

The following is based on information furnished by the depository:

DTC will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of such issue, and will be deposited with the depository. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating members, referred to as participants, deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, referred to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchasers of notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC’s records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of notes in book-entry form will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Global Notes with, or on behalf of, the depository and their registration in the name of Cede & Co. or another DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other nominee of DTC) will consent or vote with respect to the Global Notes representing the notes in book-entry form unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to Colgate as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

We will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to Cede & Co., or other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on its records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the applicable participant and not of DTC, the trustee or Colgate, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to Cede & Co., or other nominee as may be requested by an authorized representative of DTC, is the responsibility of Colgate and the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by Colgate, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant’s interest in the Global Note representing notes in book-entry form, on DTC’s records, to the trustee.

DTC may discontinue providing its services as securities depository with respect to the notes in book-entry form at any time by giving reasonable notice to Colgate or the trustee. In the event that a successor securities depository is not obtained, notes in certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

Exchange for Notes in Certificated Form

If:

(a) DTC is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within 60 days,

(b) we execute and deliver to the trustee a company order to the effect that the Global Notes shall be exchangeable, or

(c) a default or an event of default has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and terms and of an equal aggregate principal amount. The certificated notes will be registered in the name or names as DTC instructs the trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

Additional Book-Entry Procedures for Notes Offered and Sold Outside the United States

If we offer any of the notes outside the United States through DTC, we will so specify in the applicable pricing supplement. In such case, unless otherwise specified, the additional information contained in this section under “—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering outside the United States through DTC.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered Global Notes, which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. Beneficial interests in the registered Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, as described above. Investors may elect to hold interests in the registered Global Notes held by DTC through Clearstream Banking, S.A. (“Clearstream, Luxembourg”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered Global Notes in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan

Chase, N.A., will act as depositary for Euroclear (each of Citibank, N.A. and JPMorgan Chase, N.A., acting in this depositary capacity, the “U.S. depositary” for the relevant clearing system). Except in the very limited circumstances set forth above under “Exchange for Notes in Certificated Form”, the registered Global Notes may be transferred, in whole but not in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.

Clearstream, Luxembourg advises that distributions with respect to the notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in notes by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the notes.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

Global Clearance and Settlement Procedures

Initial settlement for notes offered outside the United States through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

The information under the heading “—Book-Entry Notes” concerning the DTC, Clearstream, Luxembourg and Euroclear systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars, we will make payments of principal, premium, if any and interest on the notes in U.S. dollars and you must pay the purchase price of the notes in U.S. dollars in immediately available funds. If any of the notes (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note is a part of this prospectus supplement and the accompanying prospectus. The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established. Any information we provide you concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Unless we indicate otherwise in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which such notes are denominated. The information described in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own counsel with regard to such matters.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the

United States. However, at your request on or prior to the third Business Day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

Payment of Principal, Premium and Interest

The principal of, premium, if any, and/or interest on foreign currency notes is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, unless we indicate otherwise in the applicable pricing supplement or alternative arrangements are made, we will pay principal of, premium, if any, and/or interest on foreign currency notes in the specified currency to an account at a bank outside the United States, provided, however, that payments of principal of, premium, if any and/or interest on foreign currency notes will nevertheless be made in U.S. dollars:

•	if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and

•

if the notes are represented by Global Notes, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; and

•	if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. See “—Payment Currency” below.

We will base U.S. dollar amounts that we owe to holders of foreign currency notes on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers approved by us (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

If a note is represented by a Global Note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related Global Note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable regular record date, in the case of a payment of interest, or prior to the Maturity Date, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify DTC of that election on or prior to the third Business Day after the regular record date or on or prior to the fifteenth Business Day prior to the Maturity Date, as the case may be. DTC will notify the trustee of the election on or prior to the fifth Business Day after the regular record date or on or prior to the tenth Business Day prior to the Maturity Date, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about Global Notes, see “Description of the Notes—Book-Entry Notes.”

If we so specify in the applicable pricing supplement, as a holder of foreign currency notes in certificated form you may elect to receive payment of the principal of, premium, if any and/or interest on the foreign currency notes in U.S. dollars by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a foreign currency note in certificated form you may elect to receive payment in U.S. dollars for all payments of principal, premium, if any and/or interest and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in U.S. dollars.

We will pay principal, any premium and/or interest on foreign currency notes in certificated form to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of the Notes—Payment of Principal, Premium and Interest”. We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto as their addresses shall appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of the notes at the corporate trust office of the trustee in The City of New York or, at our option, by wire transfer to that bank account.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of foreign currency notes by making that payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the exchange rate agent on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement or as otherwise determined by us in good faith, if the foregoing is impracticable. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

The notes that are denominated in, or the payment of which is determined by reference to, a specified currency, will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect of payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates and retroactive changes), or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, entities that are classified as partnerships, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a “straddle”, “hedge”, “conversion” or other integrated transaction for tax purposes, or persons whose functional currency is not the United States dollar. If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding notes should consult its tax advisors. It also does not deal with holders other than original purchasers who purchase the notes at the issue price (as defined below) of the notes, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is for United States Federal income tax purposes:

(1) a citizen or resident of the United States,

(2) a corporation (including an entity treated as a corporation for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

(3) an estate the income of which is subject to United States Federal income tax regardless of its source, or

(4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

U.S. Holders

Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting) provided that the interest is “qualified stated interest” (as defined below).

Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount, i.e., Discount Notes. The following summary is based upon final Treasury regulations (the “OID Regulations”) promulgated under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). A note’s “weighted average maturity” is the sum of the following amounts determined for each payment on a note (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity. The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any “true” discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder’s regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The “daily portion” of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An “accrual period” may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

•

the product of the Discount Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

•	the amount of any qualified stated interest payments allocable to such accrual period.

Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating original issue discount for an initial short accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. In the case of a note issued with de minimis original issue discount, a U.S. Holder generally must include such de minimis original issue discount in income as stated principal payments on the notes are made in proportion to the stated principal amount of the note. Any amount of de minimis original issue discount that has been included in income in accordance with the foregoing rule will be treated as capital gain upon the sale, exchange, redemption or retirement of the notes.

A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an “acquisition premium”. Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Under the OID Regulations, floating rate notes and indexed notes (referred to herein as “Variable Notes”) are subject to special rules whereby a Variable Note will qualify as a “variable rate debt instrument” if:

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note. An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument” under the OID Regulations, and if the stated interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a “true” discount (i.e., at a price below the Variable Note’s stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

(1) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate or

(2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other Variable Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

If a Variable Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation and would be governed by certain final Treasury regulations (the “CPDI Regulations”) concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional noncontingent payment debt instrument under current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes (such as Amortizing Notes and Linked Notes) will be discussed in the applicable pricing supplement.

Colgate may issue notes which

•	may be redeemable at the option of Colgate prior to their stated maturity (a “call option”) and/or

•	may be repayable at the option of the holder prior to their stated maturity (a “put option”).

Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable pricing supplement.

Short-Term Notes. Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

Market Discount. If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased the note at a “market discount”, unless such market discount is less than a specified de minimis amount.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

•	the amount of such payment or realized gain or

•	the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the Maturity Date of the note, unless the U.S. Holder elects to accrue market discount on the basis of a constant yield.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service (the “IRS”).

Premium. If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of such note. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies and to all taxable debt instruments acquired on or after such date and may be revoked only with the consent of the IRS.

Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. If the U.S. Holder is an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Non-U.S. Holders

Subject to the discussions of backup withholding and FATCA below, a non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding notes on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a note, unless such non-U.S. Holder is an actual or constructive owner of 10% or more of the total combined voting power of all classes of Colgate stock entitled to vote, a controlled foreign corporation related to Colgate or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN or IRS Form W-8BEN-E, which are generally effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN or IRS Form W-8BEN-E may in certain circumstances remain effective until a change in circumstances makes any information on the form incorrect. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that make any information on the IRS Form W-8BEN or IRS Form W-BEN-E incorrect and must furnish a new IRS Form W-8BEN or IRS Form W-BEN-E. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, which should include accrued but unpaid interest on the notes that is effectively connected with the conduct of a U.S. trade or business of such foreign corporation.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or IRS Form W-BEN-E (or substitute form).

If a non-U.S. Holder does not satisfy the requirements described above, the non-U.S. Holder generally will be subject to United States Federal withholding tax on payments of stated interest, currently imposed at 30% (or at a reduced rate under an applicable income tax treaty).

Generally and subject to the discussions of backup withholding and FATCA below, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

The notes will not be includible in the estate of a non-U.S. Holder unless the individual is an actual or constructive owner of 10% or more of the total combined voting power of all classes of Colgate stock entitled to vote or, at the time of such individual’s death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

Backup withholding of United States Federal income tax may apply to payments made in respect of the notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information, such as the registered owner’s taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient or

•

the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

Such a sale must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN or IRS Form W-BEN-E under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States Federal income tax provided the required information is furnished to the IRS in a timely manner.

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a withholding tax of 30% on interest income (including original issue discount) from, and the gross proceeds from a disposition of, debt obligations paid to a foreign financial institution (including where such foreign financial institution is not the beneficial owner of such debt obligations), unless such foreign financial institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The U.S. government has entered into intergovernmental agreements with the governments of certain countries that may in certain circumstances modify the foregoing requirements, including, in the case of a “Model 1” intergovernmental agreement, by requiring substantially similar information to be reported to the tax authorities in such country rather than to the U.S. tax authorities. In addition, FATCA generally imposes a withholding tax of 30% on interest income from, and the gross proceeds from a disposition of, debt obligations paid to a non-financial foreign entity unless such non-financial foreign entity provides the withholding agent with certain certifications or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. According to published IRS guidance, no withholding tax under FATCA will be imposed with respect to payments of gross proceeds from the disposition of debt obligations prior to January 1, 2019. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their ownership of the notes.

PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC. Unless otherwise specified in an applicable pricing supplement, the agents will purchase the notes, as principal, from us for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity.

If agreed to by Colgate and an agent, the agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement, and we will pay a commission to the agent, ranging from .150% to .875% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission that we and the agent or agents agree to at the time of sale. In an agency sale, we will receive from 99.850% to 99.125% of the principal amount of each note, before deducting a portion of the aggregate offering expenses of approximately $725,750.

An agent may resell notes it has purchased from us as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with those purchases from us to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with us or through the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the agents.

We may also enter into separate arrangements with firms other than the agents which allow such firms to purchase all or a portion of the notes for resale to the public. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and sale of the applicable notes.

Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the specified currency, as the case may be, in New York City on the date of settlement.

No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, we will not list the notes on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agents may be required to make in respect thereof. We have also agreed to reimburse the agents for certain expenses.

From time to time we may issue and sell other securities described in the accompanying prospectus, and the amount of notes that we may offer and sell under this prospectus supplement may be reduced as a result of those sales.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the agents or their affiliates have a lending relationship with us, certain of those agents or their affiliates routinely hedge, and certain other of those agents may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering of notes purchased by an agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agent creates a short position in the notes in connection with the offering, i.e., if it sells notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

Neither we nor the agents are making any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the agents are making any representation that an agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

PROSPECTUS

Debt Securities

•	By this prospectus, we may offer from time to time our debt securities.
•

When we offer debt securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

•

We may sell the debt securities on a continuous or delayed basis to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us, through agents or dealers, directly to one or more other purchasers or by any combination of these methods of sale. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below.

•

The name or names of any agents or underwriters involved in the sale of any debt securities, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the debt securities may be listed will be set forth in the prospectus supplement covering the sales of those debt securities.

•	You should read this prospectus and the accompanying prospectus supplement relating to the specific offering of securities carefully before you invest.

Investing in debt securities involves risk. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any underwriter, dealer or agent acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter, dealer or agent acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or the document incorporated by reference, as applicable.

Unless the context otherwise requires, references in this prospectus supplement to “Colgate,” “we,” “us” and “our” are to Colgate-Palmolive Company.

ABOUT THIS PROSPECTUS

We will disclose information about the debt securities in this prospectus and prospectus supplements. The term “prospectus supplement” as used in this prospectus includes any pricing supplements relating to particular offerings of debt securities. The relevant prospectus supplements will provide the financial and other specific terms of any particular offering of debt securities, many of which are determined at the time of pricing. Because the information provided in the prospectus supplements may also add, delete or change information contained in this prospectus, you should rely on the information in the applicable prospectus supplement or supplements to the extent that it is inconsistent with the information in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that set forth anticipated results based on management’s plans and assumptions.

These statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth, financial goals, the impact of foreign exchange volatility, cost-reduction plans including restructuring programs, tax rates, the need to repatriate undistributed earnings of foreign subsidiaries, new product introductions, commercial investment levels, acquisitions and divestitures or legal or tax proceedings, among other matters. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “believe” or the negative of these terms or similar terminology.

These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Actual events or results may differ materially because of factors that affect international businesses and global economic conditions, as well as matters specific to us and the markets we serve, including the uncertain economic environment in different countries and its effect on consumer spending habits, increased competition and evolving competitive practices, foreign currency rate fluctuations, exchange controls, price or profit controls, labor relations, changes in foreign or domestic laws or regulations or their interpretation, political and fiscal developments, including changes in trade, tax and immigration policies, disruptions in global supply chain, the availability and cost of raw and packaging materials, the ability to maintain or increase selling prices as needed, the ability to implement restructuring programs as planned or differences between the actual and the estimated costs or savings under such programs, changes in the policies of retail trade customers, the emergence of new sales channels, including e-commerce, our ability to continue lowering costs, the ability to complete acquisitions and divestitures as planned and the uncertainty of the outcome of legal proceedings, whether or not we believe they have merit.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2016 (incorporated by reference in this prospectus) and similar sections in our subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on forward-looking statements in making an investment decision. We are under no obligation to (and expressly disclaim any obligation to) update or alter any forward-looking statement that may be made from time to time, whether as a result of new information, future events or otherwise.

COLGATE-PALMOLIVE COMPANY

Colgate-Palmolive Company, which was founded in 1806 and incorporated under the laws of the State of Delaware in 1923, is a leading consumer products company whose products are marketed in over 200 countries and territories throughout the world. Our principal executive offices are located at 300 Park Avenue, New York, New York 10022 (telephone (212) 310-2000).

We operate in two product segments: (1) Oral, Personal and Home Care and (2) Pet Nutrition. Colgate is a global leader in Oral Care with the leading toothpaste and manual toothbrush brands throughout many parts of the world according to market share data. Our Oral Care products include Colgate Total, Colgate Sensitive Pro-Relief, Colgate Max Fresh, Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer, Colgate Optic White, Colgate Luminous White and Colgate Max White toothpastes, Colgate 360° and Colgate Slim Soft manual toothbrushes and Colgate Optic White, Colgate Total and Colgate Plax mouthwashes. Our Oral Care business also includes dental floss pharmaceutical products for dentists and other oral health professionals.

We are a leader in many product categories of the Personal Care market with global leadership in liquid hand soap, which we sell under the Palmolive, Protex and Softsoap brands. Our Personal Care products include Palmolive, Sanex and Softsoap brand shower gels, Palmolive, Irish Spring and Protex bar soaps and Speed Stick, Lady Speed Stick and Sanex deodorants and antiperspirants. We are the market leader in liquid hand soap in the U.S. with our line of Softsoap brand products according to market share data. Our Personal Care business outside the U.S. also includes Palmolive and Caprice shampoos and conditioners.

We manufacture and commercialize a wide array of products for the Home Care market, including Palmolive, Ajax and Axion dishwashing liquids, Fabuloso and Ajax household cleaners and Murphy’s Oil Soap. We have a strong presence in fabric softeners with leading brands including Suavitel in Latin America, Soupline in Europe and Cuddly in the South Pacific according to market share data.

Through our Hill’s Pet Nutrition segment, we are a world leader in specialty pet nutrition products for dogs and cats with products marketed in over 80 countries around the world. Hill’s markets pet foods primarily under three brands: Hill’s Science Diet, a range of products for everyday nutritional needs; Hill’s Prescription Diet, a range of therapeutic products to help nutritionally manage disease conditions in dogs and cats; and Hill’s Ideal Balance, a range of products with natural ingredients.

If you want to find more information about our company, please see the filings that we incorporate by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013		2012
Ratio of earnings to fixed charges	16.5	x	17.3	x	13.7	x	17.6	x	19.1	x	25.6	x

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations before adjustment for noncontrolling interests plus fixed charges, less capitalized interest, less income on equity investments. “Fixed charges” consist of interest costs whether expensed or capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and the estimated interest component of rental expense.

DESCRIPTION OF DEBT SECURITIES

General

We will offer the debt securities described in this prospectus from time to time in one or more distinct series for an aggregate initial public offering price in U.S. dollars or in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as we shall designate at the time of offering.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of November 15, 1992, as supplemented from time to time, between our company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summaries of material provisions of the debt securities and of the indenture are not complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, including the definitions of terms.

The indenture does not limit the amount of debt, secured or unsecured, which we may issue. The debt securities offered by this prospectus are unsecured and rank equally with our other unsecured and unsubordinated indebtedness.

Terms of the Debt Securities

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We may issue debt securities upon the satisfaction of conditions, including the delivery to the trustee of a supplemental indenture, or a resolution of our Board of Directors or a committee of our Board of Directors, or a certificate of our officers who have been authorized by our Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any supplemental indenture, resolution or officer’s certificate approving the issuance of any issue of debt securities will include the following terms of that issue of debt securities:

•	the aggregate principal amount;

•	the stated maturity date;

•	the date or dates on which we will pay principal, if other than at maturity, or the method we will use to determine these dates;

•	if the amount of payments of principal (and premium, if any) or interest may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	whether and how the principal amount will be determined, whether by reference to an index, formula or other method;

•	the rate or rates (or manner of calculating the rate or rates) at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

•	the interest payment dates and regular record dates for any interest payable;

•

if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal (and premium, if any) and interest, if any, will be payable, and where the debt securities may be delivered for registration, transfer or exchange;

•	any provisions for redemption of the debt securities, the redemption price or prices and any remarketing arrangements;

•	any mandatory redemption or sinking fund or analogous provisions;

•	whether the debt securities are denominated or payable in United States dollars or in one or more currencies or units of two or more currencies;

•

the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and/or to the offer, sale and delivery of the debt securities in either form;

•

whether and under what circumstances we will pay additional amounts under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any such additional amounts;

•	whether the debt securities are to be issued in global form and if so, the depositary for the global securities;

•	the title of the debt securities and the series of which the debt securities are a part;

•	the minimum denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	any additional covenants or events of default applicable to our company; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the indenture.

Please see the applicable prospectus supplement for the terms of the specific debt securities being offered.

Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

The provisions of the indenture permit us, without the consent of the holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

The indenture does not contain any provisions which would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or other highly leveraged transaction involving Colgate.

We will pay or deliver principal and any premium, additional amounts and interest in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Holders may present debt securities for exchange, and registered debt securities for transfer or exchange, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the prospectus supplement. Holders may transfer debt securities in bearer form for registered debt securities by delivering the bearer debt securities and related coupons, if any, to the office or agency of the registrar for that series of debt securities. If any series of debt securities is issued in global form, the prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any global debt security may exchange those interests for definitive debt securities of that same series and of like tenor and principal amount, in any authorized form and denomination. There will be no service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange other than certain exchanges not involving any transfer.

Merger and Consolidation

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than Colgate, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)	pay or deliver the principal of or any premium, interest or additional amounts on the debt securities; and

(2)	perform and observe all of our other obligations under the indenture, and

•	we or any successor corporation, as the case may be, are not, immediately after any such consolidation, merger or sale of assets, in default under the indenture.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of the indenture for specified purposes, including, among other things, curing ambiguities and correcting inconsistencies. We and the trustee may modify and amend other provisions of the indenture with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, the consent of each holder of any debt security affected must be obtained if the amendment or modification:

•	changes the stated maturity of the principal of, or any premium or installment of interest or additional amounts on, any debt security;

•

reduces the principal amount due and payable at maturity or upon acceleration of maturity of, or the rate of interest or additional amounts payable on, or any premium payable on redemption or otherwise on, any debt security;

•	adversely affects any right of repayment at the option of the holders;

•

changes the place of delivery of, or currency of, the payment of principal or any premium, interest or additional amounts on any debt security or impairs the right to institute suit for the enforcement of any such payment or delivery;

•	reduces the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture;

•

modifies the foregoing requirements or reduces the percentage to less than a majority in principal amount of outstanding debt securities necessary to waive certain past defaults by Colgate under the indenture.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with certain provisions of the indenture, except as described under “—Events of Default.”

Events of Default

Except as otherwise provided in the applicable prospectus supplement, each of the following constitutes an event of default with respect to each series of debt securities issued under the indenture:

•	default in the payment of any interest or additional amounts when due and continuing for 30 days;

•	default in the payment of any principal or premium when due and payable at maturity;

•	default in the payment of any sinking fund payment when due;

•

default in the performance, or breach, of any other obligation of ours under the indenture, or under provisions of a series of debt securities that are applicable to all series of debt securities, and continuance of the default for 60 days after we are given written notice of the default as provided in the indenture;

•	specified events of bankruptcy, insolvency or reorganization of Colgate; and

•	any other event of default with respect to debt securities of that series.

If an event of default occurs and is continuing for any series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, or any lesser amount provided for in the debt securities of that series, due and payable immediately. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all other events of default have been remedied or waived.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•

in respect of an obligation of ours contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that the direction is not in conflict with any rule of law, the indenture or the debt securities of that series. The trustee must, within 90 days after a default occurs notify the holders of the applicable series of debt securities of the default, unless the default is cured or waived. The trustee may withhold notice of default, except default in payment of principal, any premium, interest or sinking fund payment, if it determines that it is in the interest of the holders to do so. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Unless otherwise stated in the prospectus supplement, any series of debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of our company.

We will be required to furnish to the trustee annually a statement as to our performance of all of our obligations and conditions under the indenture.

Limitations Upon Liens

The debt securities will not be secured by any mortgage, pledge or other lien. Unless a prospectus supplement with respect to a particular series of debt securities states otherwise, the covenants described below will apply to each series of debt securities.

We covenant in the indenture not to create or suffer to exist, or permit any of our Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether owned on the date of the indenture or thereafter acquired, without making effective provision (and we covenant and agree in the indenture that we will make or cause to be made effective provision) whereby the debt securities shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:

•

Liens securing Debt not exceeding $10,000,000 which are existing on the date of the indenture on Restricted Property; and, if any property owned or leased as of the date of the indenture by us or one of our Principal Domestic Subsidiaries at any time thereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date of the indenture on such property securing the Debt secured or evidenced thereby on the date of the indenture;

•	Liens on Restricted Property of a Principal Domestic Subsidiary as a security for Debt of such Subsidiary to us or to another Principal Domestic Subsidiary;

•

in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of the indenture, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of it becoming a Principal Domestic Subsidiary;

•

any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by us or one of our Principal Domestic Subsidiaries after the date of the indenture through purchase, merger, consolidation or otherwise;

•

any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by our company or a Principal Domestic Subsidiary after the date of the indenture which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

•

extensions, renewals or replacements of any Lien referred to in the first, third, fourth or fifth bullet points above to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property;

•

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, vendors’ and landlords’ liens, and liens arising out of judgments or awards against us or any of our Principal Domestic Subsidiaries with respect to which we or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

•

Liens securing the payment of taxes, assessments and governmental charges or levies, either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and as to which we or a Principal Domestic Subsidiary, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

•

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes and zoning or other restrictions as to the use of any Principal Domestic

Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of our business and that of our Principal Domestic Subsidiaries; and

•

any Lien on Restricted Property not referred to above if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all our outstanding Debt together with that of our Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to above and which do not equally and ratably secure the debt securities, shall not exceed 15% of Consolidated Net Tangible Assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of ours and our consolidated subsidiaries, all as set forth on the most recent balance sheet of ours and our consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

“Debt” means (1) indebtedness for borrowed money, (2) obligations evidenced by bonds, debentures, notes or other similar instruments, (3) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (4) obligations as a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (5) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (4) above.

“Domestic Subsidiary” means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except any Subsidiary whose assets consist substantially of the securities of Subsidiaries which are not Domestic Subsidiaries.

“Instruments” of any corporation means and includes (1) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (2) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

“Lien” means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term “Lien” shall not include any lease involved in a sale and lease-back transaction.

“Major Domestic Manufacturing Property” means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of the Consolidated Net Tangible Assets.

“Principal Domestic Manufacturing Property” means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by us or any of our Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building, structure or facility which our Board of Directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Principal Domestic Subsidiary” means (1) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (2) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements delivered pursuant to the indenture) and (3) each Domestic Subsidiary of each

Subsidiary referred to in the foregoing clause (1) or (2) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

“Restricted Property” means and includes (1) all Principal Domestic Manufacturing Properties, (2) all Instruments of all Principal Domestic Subsidiaries and (3) all inventories and accounts receivable of ours and our Principal Domestic Subsidiaries.

“Subsidiary” means any Corporation of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

“Voting Stock” means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation, provided that, for this purpose, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Other capitalized terms used but not defined in this prospectus shall have the meaning given those terms in the indenture.

Legal Defeasance and Covenant Defeasance

We at any time may terminate as to a series of debt securities all of our obligations (except for certain obligations regarding the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and any related coupons and to maintain agencies with respect to the debt securities) arising under the indenture and the debt securities and coupons of that series. This option of ours is called a “legal defeasance.” We at any time may terminate as to a series of debt securities, among other obligations, our obligations arising under the covenant described under “Limitations Upon Liens” above. This option of ours is called a “covenant defeasance.”

We may exercise our legal defeasance option with respect to a series of debt securities even if we have previously exercised our covenant defeasance option in regard to that series of debt securities. If we exercise our legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option with respect to a series of debt securities, that series may not be accelerated on the basis of breaches of the defeased covenant.

To exercise either option as to a series of debt securities, we must deposit in trust with the trustee cash or United States government obligations sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series at their maturity or redemption and must comply with other specified conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition for United States Federal income tax purposes of any gain or loss to holders of the series of debt securities. The opinion of tax counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the indenture.

Concerning the Trustee

The Bank of New York Mellon serves as trustee under the Indenture and is the security registrar and paying agent with respect to the debt securities. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest it must eliminate such conflict or resign.

The trustee’s principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. We have banking relationships with The Bank of New York Mellon and certain of its affiliates.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities:

•	to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us,

•	through agents or dealers,

•	directly to one or more other purchasers, or

•	by any combination of these methods of sale.

The prospectus supplement with respect to the particular series of debt securities being offered will describe the terms of the offering of that series, including the name or names of any agents or underwriters, the public offering or purchase price, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers, any initial public offering price and any exchanges on which the debt securities may be listed. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

Under certain circumstances, we may repurchase debt securities and reoffer them to the public as set forth above. We may also arrange for repurchases and resales of the debt securities by dealers.

No particular offering of debt securities will have an established trading market when issued. Unless specified in the applicable prospectus supplement, we will not list the notes on any securities exchange. The underwriters may from time to time purchase and sell notes in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. In addition, the underwriters may discontinue any market-making activity at any time.

To facilitate a debt securities offering, any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless we otherwise agree, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under any such contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

We have agreed to indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agents or the underwriters may be required to make in connection with those liabilities. Agents, underwriters and dealers may be customers of ours, engage in transactions with us, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet on the SEC’s web site at http://www.sec.gov and on our web site at http://www.colgatepalmolive.com. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials also can be obtained at prescribed rates from the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the NYSE’s offices at 11 Wall Street, New York, New York 10005. Information about us is also available at our web site at http://www.colgatepalmolive.com. However, the information on our web site is not a part of this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information on us and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes certain provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this prospectus and previously incorporated information.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934, as amended (except that we do not incorporate by reference any portion of a document that is deemed, under SEC rules, to have been furnished and not filed):

•	Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

•	Current Reports on Form 8-K filed May 17, 2017, September 28, 2017 and October 27, 2017 (solely with respect to the information set forth in Item 2.05 thereof).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•

all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting (other than information in the documents that is deemed to have been furnished and not filed).

You should rely only on information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any agent or underwriter acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent or underwriter acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at the following address: Investor Relations, Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022-7499, Telephone: (212) 310-2000, E-mail: Investor_Relations@colpal.com.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for Colgate by Sidley Austin LLP, New York, New York and for any underwriters, dealers or agents by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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